Exhibit 5


                        [Capitol Bancorp Ltd. Letterhead]

                                September 5, 2002

Capitol Bancorp Ltd.
Capitol Bancorp Center, 200 N. Washington Square
Lansing, Michigan 48933

Ladies and Gentlemen:

     With respect to the registration statement on Form S-8 (the "Registration Statement") being filed on this date with the Securities and Exchange Commission (the "Commission") by Capitol Bancorp Ltd., a Michigan corporation (the "Company"), for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), an indeterminate amount of interests in the Sun Community Bancorp Limited Amended and Restated Stock Incentive Plan (the "Plan") and 984,766 shares of the common stock, no par value, of the Company (the "Registered Shares"), which may consist of shares already issued or newly issued shares, we, as your counsel, have examined such certificates, instruments, and documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion, and, on the basis of such examination and review, we advise you that, in our opinion:

     1. The Registered Shares have been duly authorized.

     2. When the Registration Statement has become effective and Registered Shares have been issued, sold and paid for in accordance with the Plan, said Registered Shares will be validly issued, fully paid, and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                        Very truly yours,

                                        /s/ Cristin Reid English
                                        -------------------------------
                                        Cristin Reid English
                                        Chief Administrative Officer